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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT


                            PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



                   Date of Report (Date of earliest event reported)
                                      April 1, 1996



                                    NHP INCORPORATED
               (Exact name of registrant as specified in its charter)



Delaware                             000-26572            52-1445137
- --------                             ---------            ----------
State or Other Jurisdiction of       (Commission File     (I.R.S. Employer
Incorporation or Organization)       Number)              Identification No.)

1225 EYE STREET, N.W., WASHINGTON, D.C.     20005-3945
- ---------------------------------------     ----------
(Address of principal executive offices)    (Zip Code)

           Registrant's telephone number, including area code (202) 347-6247



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Item 2.   Acquisition or Disposition of Assets

     As of April 1, 1996, NHP Incorporated (the "Company") closed the acquisition of all of the outstanding capital stock of WMF Holdings Ltd. ("WMF Holdings"), for consideration of approximately $21 million in the form of $16,800,000 in cash and 210,000 shares of the Company's unregistered common stock ("NHP Stock"), all of which shares have been deposited in a holdback escrow account, as discussed below. The Company acquired WMF Holdings from its sole stockholder, Commonwealth Overseas Trading Company Limited ("Commonwealth"), pursuant to a Stock Purchase Agreement, as subsequently amended by the First Amendment to Stock Purchase Agreement. The Stock Purchase Agreement was previously filed as
Exhibit 10.28 of the Company's Annual Report on Form 10-K filed with the commission on March 29, 1996 and a copy of the First Amendment to the Stock Purchase Agreement is attached hereto as
Exhibit 2.2, both of which are incorporated in their entirety by reference in response to this Item 2.

     WMF Holdings is the owner of Washington Mortgage Financial Group, Ltd. ("Washington Mortgage Financial"), located in Fairfax County, Virginia, one of the nation's leading multifamily mortgage originators and servicers. Washington Mortgage Financial had mortgage servicing contracts aggregating approximately $4.5 billion as of February 29, 1996, and originated approximately $805 million in multifamily and other commercial mortgages in 1995. Included in Washington Mortgage Financial is WMF/Huntoon, Paige Associates Limited, a leading FHA mortgage originator and servicer located in Edison, New Jersey. The Company currently intends to operate Washington Mortgage Financial as a separate company, under existing management, with the objective of expanding its market share in the increasing consolidation of the nation's multifamily residential mortgage market.

     The purchase price, which was determined through arms-length negotiations between the Company and Commonwealth, was funded from the Company's revolving credit facility with a group of banks which includes The First National Bank of Boston, Fleet Bank of Massachusetts, N.A., Morgan Guaranty Trust Company of New York, The Riggs National Bank of Washington and First National Bank of Maryland. The transaction will be accounted for as a purchase. A portion of the purchase consideration was utilized by WMF Holdings to retire debt in the amount of $5,000,000 owed to a principal shareholder of Commonwealth.

     The Company also entered into an Escrow Agreement as of April 1, 1996, with Commonwealth and a principal shareholder of Commonwealth pursuant to which the 210,000 shares of NHP Stock issued to Commonwealth have been deposited in an escrow account. The escrow account secures the indemnification obligations of Commonwealth and the principal shareholder of Commonwealth to the Company. Commonwealth has informed the Company that it has agreed in principle to grant to Shekar Narasimhan, who will continue as the President of WMF Holdings, a minority equity interest in Commonwealth (as consideration for Mr. Narasimhan's agreement to terminate an option which he previously held to acquire shares in WMF Holdings). Mr. Narasimhan and certain other senior officers of WMF Holdings and its subsidiaries have been elected as officers of the Company. The Escrow Agreement, attached hereto as Exhibit 2.3, is incorporated in its entirety by reference in response to this
Item 2.

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Item 7.   Financial Statements and Exhibits

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

           It is impracticable at this time to provide the financial statements of WMF Holdings Ltd. and Subsidiaries required by this item. Such financial statements will be filed with the Securities and Exchange Commission no later than 60 days after the date of this report.

     (b)  PRO FORMA FINANCIAL INFORMATION

           It is impracticable at this time to provide the pro forma financial information required by this item. Such pro forma financial information will be filed with the Securities and Exchange Commission no later than 60 days after the date of this report.

     (c)  EXHIBITS

          Exhibit 2.1    -    Stock Purchase Agreement by and
between NHP Incorporated and Commonwealth Overseas Trading Company Limited and Sheik Mohammed A. Al-Tuwaijri dated March 20, 1996 (previously filed as Exhibit 10.28 of the Company's Annual Report on Form 10-K filed with the Commission on March 29, 1996)

          Exhibit 2.2    -    First Amendment to Stock Purchase
Agreement by and among NHP Incorporated, Commonwealth Overseas
Trading Company Limited and Sheik Mohammed A. Al-Tuwaijri, dated as of April 1, 1996

          Exhibit 2.3    -    Escrow Agreement by and among NHP
Incorporated, Commonwealth Overseas Trading Company Limited, Sheik Mohammed A. Al-Tuwaijri and State Street Bank and Trust Company, dated as of April 1, 1996

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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NHP INCORPORATED
                                     (Registrant)



                             By:     /S/ JOEL F. BONDER
                                    -------------------------------
                                     Joel F. Bonder
                                     Senior Vice President,General Counsel

Dated April 15, 1996